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                                                                    Exhibit 21.1


HomeSide Lending, Inc.


Name of Subsidiary                                   Jurisdiction of Incorporation
------------------                                   -----------------------------
CFC, Inc.                                            Nevada
HMC Financial, Inc.                                  Hawaii
SWD Properties, Inc.                                 Florida
Stockton Plaza, Inc.                                 Florida
HomeSide Global MBS Manager, Inc.                    Delaware
HomeSide Funding Corporation                         Delaware
HSL Realty Tax Services Corporation                  Delaware
HomeSide Mortgage Securities, Inc.                   Delaware
HomeSide Solutions, Inc.                             Delaware